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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)   June 2, 2005
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                                BRIGHTPOINT, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

              0-23494                                 35-1778566
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     (Commission File Number)              (IRS Employer Identification No.)


  501 Airtech Parkway, Plainfield, Indiana                   46168
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  (Address of Principal Executive Offices)                (Zip Code)

                                 (317) 707-2355
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 2, 2005, the Compensation and Human Resources Committee of Brightpoint, Inc. an Indiana corporation ("Registrant"), approved the grant of 50,000 Restricted Stock Units ("RSUs") to R. Bruce Thomlinson, the President of Brightpoint Australia as Other Stock Based Awards under the Registrant's 2004 Long-Term Incentive Plan (the "Plan"). The purpose of the grant is to recognize Mr. Thomlinson's performance and to retain his employment. Each RSU represents a contingent right to receive one share of the Registrant's common stock. 25,000 of the RSUs vest on the fourth anniversary of the date of grant and the remaining 25,000 vest on the eighth anniversary of the date of grant, subject to, and in accordance with, the terms of the Plan and the restricted stock unit agreement between Mr. Thomlinson and the Registrant.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 3, 2004, the Registrant announced the resignation of Lisa M. Kelley, its Senior Vice President, Corporate Controller and Chief Accounting Officer. As previously announced on March 13, 2005, Ms. Kelley had also been appointed by the Registrant's Board of Directors to serve as the acting Chief Financial Officer and Principal Financial Officer during the period that Mr. Frank Terence, the Registrant's Executive Vice President and Chief Financial Officer, is incapacitated due to a stroke he experienced following a medical procedure.

The Registrant's Board of Directors has appointed Anthony W. Boor, Brightpoint Americas' Senior Vice President and Chief Financial Officer, as the Registrant's acting Chief Financial Officer and Principal Financial Officer during the period that Mr. Terence remains incapacitated. A copy of Mr. Boor's biography follows:

Anthony Boor, age 42, joined Brightpoint North America in August 1998 as the Director of Operations Finance, was promoted to Vice President and Controller of Brightpoint North America in July 1999 and was further promoted to his current position as the Senior Vice President and Chief Financial Officer for Brightpoint Americas in July 2001. Prior to joining Brightpoint, Mr. Boor was employed by Macmillan Publishing as Director of Business Management, and held positions of progressive financial management responsibilities at Day Dream, Inc., Ernst & Young, LLP, New Mexico State Fairgrounds, the Downs at Albuquerque and KPMG, LLP. Mr. Boor earned his Bachelor of Accountancy Degree at New Mexico State University with an emphasis in management and is a Certified Public Accountant.

The Registrant's Board of Directors also appointed Gregory L. Wiles, Brightpoint Americas' Vice President and Controller, as the acting Chief Accounting Officer of the Company. A copy of Mr. Wiles' biography follows:

Gregory L. Wiles, age 41, joined the Registrant in January 1998 as its Manager of External Reporting and Internal Control and was promoted to the roles of Director of Financial Reporting and Vice President and Corporate Controller. Mr. Wiles joined Brightpoint Americas in July 2003 in his current role as Vice President and Controller. Prior to joining Brightpoint, Mr. Wiles held various financial and auditing roles with Anacomp, Inc, Regulations Management Corporation and Bagley, Hoage and Harrison, Certified Public Accountants. Mr. Wiles earned a Bachelor of Science degree in Accounting from Butler University and is a Certified Public Accountant.

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Pursuant to the terms of their respective employment agreements, Mr. Boor receives a base salary of $200,000 per annum and is eligible for a discretionary bonus of up to 60% of his base salary, and Mr. Wiles receives a base salary of $137,500 and is eligible for a discretionary bonus of up to 25% of his base salary.

A copy of the Registrant's June 3, 2005 press release announcing Ms. Kelley's resignation, Mr. Boor's appointment as acting Chief Financial Officer and acting Principal Executive Officer of the Registrant, and Mr. Wiles' appointment as acting Chief Accounting Officer of the Registrant is annexed hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

On June 3, 2005, the Registrant's Board of Directors formed a Finance Committee comprised of Richard W. Roedel, Chairperson of the Registrant's Audit Committee; Jerre L. Stead, the Registrant's Lead Independent Director; and V. William Hunt, a member of the Registrant's Audit Committee; to support the ongoing review and restructure of the Registrant's global finance organization.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      99.1     Press Release of Brightpoint, Inc. dated June 3, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BRIGHTPOINT, Inc.
                                (Registrant)

                                By: /s/ Gregory L. Wiles
                                   ---------------------------------------------
                                    Gregory L. Wiles
                                    Acting Chief Accounting Officer

Date:  June 7, 2005